Exhibit 10.14

Certain confidential information contained in this document, marked by brackets and asterisk, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

TENTH AMENDMENT TO THE

RESEARCH AND LICENSE AGREEMENT

This Tenth Amendment to the Research and License Agreement (“Tenth Amendment”) is made as of April 23, 2025 (the “Tenth Amendment Effective Date”), by and between:

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM, LTD., of Hi Tech Park, Edmond J. Safra Campus, Givat Ram, Jerusalem 91390, Israel (“Yissum”) of the first part; and

InnoCan Pharma A Ltd., of 3 Arik Einstein Street, Herzelia, Israel (the “Company”), of the second part;

(each ofYissum and the Company, a “Party”, and collectively the “Parties”)

WHEREAS:	the Parties signed a Research and License Agreement, on January 21, 2020, as amended on August 15, 2021, November 28, 2021, December 5, 2022, February 20, 2023, September 13, 2023, December 24, 2023, March 6, 2024 and March 31, 2025 (collectively, the “License Agreement”);

WHEREAS:	as of the Tenth Amendment Effective Date, the parties have agreed that the Company will pay Yissum an amount of New Israeli Shekels) plus VAT in accordance with law (the “Payment”) on account of past performance of the Research by the Researcher,

WHEREAS:	the Parties wish to agree on a schedule of executing the Payment by the Company to Yissum; and

NOW THEREFORE THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1.	Interpretation and Definitions

1.1.	The preamble and annexes of this Tenth Amendment constitute an integral part thereof and shall be read jointly with its terms and conditions.

1.2.	Capitalized terms used but not defined herein shall, unless otherwise indicated, have the meaning ascribed to such terms in the License Agreement.

1.3.	In this Tenth Amendment, unless otherwise required or indicated by the context, the singular shall include the plural and vice-versa, the masculine gender shall include all other genders.

1.4.	The headings of the Sections in this Tenth Amendment are for the sake of convenience only and shall not serve in the interpretation of this Tenth Amendment.

2.	The Company shall pay Yissum the Payment as follows:

●	New Israeli

3.	Except as specifically provided in and required by this Tenth Amendment, the terms and conditions of the License Agreement shall remain in full force and effect. In the event of a contradiction between the provisions of this Tenth Amendment and the provisions of the License Agreement, the provisions of this Tenth Amendment shall prevail.

4.	This Tenth Amendment may be executed in any number of counterparts (including counterparts transmitted by facsimile and by electronic mail), each of which shall be deemed an original, but all of which taken together shall be deemed to constitute one and the same instrument.

1

IN WITNESS THE HANDS OF THE PARTIES:

YISSUM		THE COMPANY

By:	/s/ Ariela Markel	By:	/s/ Iris Bincovich
Name:	Ariela Markel	Name:	Iris Bincovich
Title:	VPBD	Title:	CEO
Date:	April 23, 2025	Date:	April 23, 2025

By:	/s/ Alon Natanson
Name:	Alon Natanson
Title:	CEO
Date:	April 23, 2025

I the undersigned, Prof. Chezy Barenholz, have reviewed, am familiar with, and agree to all of the above terms and conditions.

/s/ Chezy Barenholz	April 23, 2025
Prof. Chezy Barenholz	Date signed